2

 As filed with the Securities and Exchange Commission on May 8,
                              2000
                                       Registration No. 333-64391


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                 POST-EFFECTIVE AMENDMENT NO. 5
                               TO
                            FORM S-11
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                     _______________________

              INLAND RETAIL REAL ESTATE TRUST, INC.
(Exact name of registrant as specified in governing instruments)
                 ______________________________

                      2901 Butterfield Road
                    Oak Brook, Illinois 60523
            (Address of principal executive offices)
                     ______________________

                      Robert H. Baum, Esq.
   Vice Chairman, Executive Vice President and General Counsel
                     The Inland Group, Inc.
                      2901 Butterfield Road
                    Oak Brook, Illinois 60523
             (Name and address of agent for service)
                   __________________________

                         With a copy to:
                          Roger G. Fein
                 Wildman, Harrold, Allen & Dixon
                      225 West Wacker Drive
                           Suite 2800
                  Chicago, Illinois 60606-1229
                    _________________________



     This   Post-Effective  Amendment  No.  5  consists  of   the
following:

     1. Sticker Supplement No. 12 dated May 2, 2000 to the Registrant's Prospectus dated February 11, 1999, included herewith, which will be affixed to the bottom five inches of the cover page of the Registrant's Prospectus so that it will not in any way cover the bullet point risk factors on the cover page.

     2.   Supplement No. 12 dated May 2, 2000 to the Registrant's
Prospectus dated February 11, 1999, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 11, 1999.

     3.     The  Registrant's  final  form  of  Prospectus  dated
February 11, 1999, previously filed pursuant to Rule 424(b)(1) on February 16, 1999, and refiled herewith.

     4.   Part II, included herewith.

     5.   Signatures, included herewith.
          PART IIINFORMATION NOT REQUIRED IN PROSPECTUS

Note:      Any word that is capitalized in this Part II but not
defined has the same meaning as in our Prospectus.

Item 31.  Other Expenses of Issuance and Distribution.

     Securities and Exchange Commission Registration
     Fee                                            $165,790
     NASD Filing Fee                                  30,500
     Printing and Mailing Expenses                   702,987
     Blue Sky Fees and Expenses                      116,948
     Legal Fees and Expenses                         665,565
     Accounting Fees and Expenses                     95,100
     Advertising and Sales Literature                236,138
     Due Diligence                                   664,254
     Miscellaneous                                 1,301,379

      Total                                      $3,978,661*


* through March 31, 2000

Item 32.  Sales to Special Parties.

      Due to lower administrative costs, and in connection with the performance of services, our employees, Directors and associates, associates of our affiliates, Inland Real Estate Advisory Services, Inc. (the "Advisor"), affiliates of the Advisor, our affiliate Inland Securities
Corporation (the "Dealer Manager") or their respective officers and employees and certain of their affiliates, will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance or for $9.05 per Share. Also, (i) Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions, and (ii) investors who have contracts for investment advisory and related brokerage services that include a fixed or "wrap" fee feature, may make an initial purchase of Shares net of sales commissions or for $9.30 per Share; however, any subsequent purchases of Shares by any such persons are limited to a maximum discount of
5%. Independent Directors initially will be granted options to purchase Shares under the Company's Independent Director Stock Option Plan at an exercise price of $9.05 per Share. Stockholders will be allowed to purchase Shares pursuant to our Distribution Reinvestment Plan (the "DRP") for 95% of the Market Price or initially for $9.50 per Share. Subscribers to Shares which are entitled to volume discounts will pay reduced selling commissions. See "Compensation Table-Nonsubordinated Payments-For and in Connection With the Offering," "Management-Independent Director Stock Option Plan," and "Plan of Distribution-Volume Discounts" and "-Other Discounts."

Item 33.  Recent Sales of Unregistered Securities.

      In September 1998, the Advisor purchased from us 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with our organization. The Advisor also made capital contribution to Inland Retail Real Estate Limited Partnership (the "Operating Partnership") in the amount of $2,000 in exchange for 200 LP Common Units of the Operating Partnership. The 200 LP Common Units received by the Advisor may be exchanged, at the option of the Advisor, for 200 Shares identical to those being offered pursuant to the Prospectus included in this Registration Statement, subject to our option to pay cash in lieu of such Shares. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering.

Item 34.  Indemnification of Directors and Officers.

     Article XV of our Articles provides as follows:

     Section 3.  Indemnification

      (a)    Subject   to  paragraphs (b), (c) and  (d)  of  this
Section 3, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

      (b)   As  long  as  the  Company qualifies as a  REIT,   it
shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the
result    of    gross  negligence  or  willful  misconduct;   and
(iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

      (c) As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of the Company or the Advisor or its Affiliates for losses, liabilities or expenses arising from  or  out  of  an  alleged  violation  of  federal  or  state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of the
Company were offered or sold as to indemnification for violations of securities laws.

     (d) The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in
which   such   party  is  found  not   to    be    entitled    to
indemnification.

     (e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The Company shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

      The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

      To   the  extent  that  the indemnification may  apply   to
liabilities arising under the Act, we have been advised that, in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable.

      We have entered into separate indemnification agreements with each of our Directors and certain of our executive officers. The indemnification agreements require, among other things, that we indemnify our Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by our Directors and officers seeking to enforce their rights under the indemnification agreements and cover our Directors and officers under the Company's Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our Articles and Bylaws, as a contract, it cannot be unilaterally modified by our Board or by our Stockholders to eliminate the rights it provides.

Item 35.  Treatment of Proceeds from Stock Being Registered.

     Inapplicable.

Item 36.  Financial Statements and Exhibits.

(a)  Financial Statements

  The  following financial statements were
    previously filed prior to the  initial
    effectiveness  of  this   Registration
    Statement on February 11, 1999:

  Independent Auditors' Report-Relating to
    the   Company's  Consolidated  Balance
    Sheet
  Consolidated Balance Sheet at  September
    18, 1998 and Notes thereto
  Independent Auditors' Report-Relating to
    Lake Olympia Square
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended   December  31,  1997  of   Lake
    Olympia Square and Notes thereto
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  nine months ended  September
    30,  1998  of Lake Olympia Square  and
    Notes thereto
  Independent Auditors' Report-Relating to
    Lake Walden Square.
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1997 of Lake Walden
    Square and Notes thereto
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  nine months ended  September
    30,  1998  of Lake Walden  Square  and
    Notes thereto
  Independent Auditors' Report-Relating to
    Merchants Square Shopping Center.
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended  December 31, 1997 of  Merchants
    Square   Shopping  Center  and   Notes
    thereto
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  nine months ended  September
    30,  1998 of Merchants Square Shopping
    Center and Notes thereto
  Pro  Forma  Consolidated  Balance  Sheet
    (unaudited) at September 30, 1998  and
    Notes thereto
  Pro   Forma   Statement  of   Operations
    (unaudited) for the nine months  ended
    September 30, 1998 and Notes thereto
  Pro   Forma   Statement  of   Operations
    (unaudited)   for   the   year   ended
    December 31, 1997 of and Notes thereto


  The  following financial statements  are
    filed   as   part   of  Post-Effective
    Amendment  No. 1 and are  included  in
    Supplement No. 4:

  Inland Retail Real Estate Trust, Inc.:

  Consolidated  Balance Sheet  (unaudited)
    at March 31, 1999
  Notes    to    Consolidated    Financial
    Statements  (unaudited) at  March  31,
    1999.
  Pro  Forma  Consolidated  Balance  Sheet
    (unaudited) at March 31, 1999.
  Notes  to Pro Forma Consolidated Balance
    Sheet (unaudited) at March 31, 1999.
  Pro   Forma  Consolidated  Statement  of
    Operations (unaudited) of the  Company
    for  the three months ended March  31,
    1999
  Notes    to   Pro   Forma   Consolidated
    Statement  of  Operations  (unaudited)
    for  the three months ended March  31,
    1999.
  Pro   Forma  Consolidated  Statement  of
    Operations (unaudited) of the  Company
    for the year ended December 31, 1998.
  Notes    to   Pro   Forma   Consolidated
    Statement  of  Operations  (unaudited)
    for the year ended December 31, 1998

  Lake Walden Square:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998.
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the three months ended March  31,
    1999.
  Notes  to  Historical Summary  of  Gross
    Income  and Direct Operating  Expenses
    (unaudited) for the three months ended
    March 31, 1999

  Merchants Square Shopping Center:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998.
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the three months ended March  31,
    1999.
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited) for the three months ended
    March 31, 1999

  Town Center Commons:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct  Operating  Expenses  for   the
    period  from  January 1, 1999  through
    March 31, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for  the  period from January 1,  1999
    through March 31, 1999

  Boynton Commons Shopping Center:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998.
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the three months ended March  31,
    1999.
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited) for the three months ended
    March 31, 1999


  The  following financial statements  are
    filed   as   part   of  Post-Effective
    Amendment  No. 2 and are  included  in
    Supplement No. 7:

  Inland Retail Real Estate Trust, Inc.:

  Consolidated     Financial    Statements
    (unaudited) at June 30, 1999
  Notes    to    Consolidated    Financial
    Statements  (unaudited)  at  June  30,
    1999.
  Pro  Forma  Consolidated  Balance  Sheet
    (unaudited) at June 30, 1999.
  Notes  to Pro Forma Consolidated Balance
    Sheet (unaudited) at June 30, 1999.
  Pro   Forma  Consolidated  Statement  of
    Operations  (unaudited)  for  the  six
    months ended June 30, 1999
  Notes    to   Pro   Forma   Consolidated
    Statement  of  Operations  (unaudited)
    for  the  six  months ended  June  30,
    1999.
  Pro   Forma  Consolidated  Statement  of
    Operations  (unaudited) for  the  year
    ended December 31, 1998.
  Notes    to   Pro   Forma   Consolidated
    Statement  of  Operations  (unaudited)
    for the year ended December 31, 1998

  Lake Walden Square:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998.
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  six  months ended  June  30,
    1999.
  Notes  to  Historical Summary  of  Gross
    Income  and Direct Operating  Expenses
    (unaudited)  for the six months  ended
    June 30, 1999

  Merchants Square Shopping Center:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998.
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  six  months ended  June  30,
    1999.
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited)  for the six months  ended
    June 30, 1999

  Town Center Commons:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct  Operating  Expenses  for   the
    period  from  January 1, 1999  through
    March 31, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for  the  period from January 1,  1999
    through March 31, 1999
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  six  months ended  June  30,
    1999.
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited)  for the six months  ended
    June 30, 1999

  Boynton Commons Shopping Center:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998.
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  six  months ended  June  30,
    1999.
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited)  for the six months  ended
    June 30, 1999

  Lake Olympia Square:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998.
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  six  months ended  June  30,
    1999.
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited)  for the six months  ended
    June 30, 1999

  Bridgewater Marketplace:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct  Operating  Expenses  for   the
    period  from  January 1, 1999  through
    June 30, 1999.
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for  the  period from January 1,  1999
    through June 30, 1999.

  Bartow Marketplace:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998.
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  six  months ended  June  30,
    1999.
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited)  for the six months  ended
    June 30, 1999

  Countryside Shopping Center:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998.
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  six  months ended  June  30,
    1999.
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited)  for the six months  ended
    June 30, 1999

  The  following financial statements  are
    filed   as   part   of  Post-Effective
    Amendment  No. 3 and are  included  in
    Supplement No. 9:


  Inland Retail Real Estate Trust, Inc.:

  Consolidated     Financial    Statements
    (unaudited)  at  September  30,   1999
    Notes    to   Consolidated   Financial
    Statements  (unaudited)  at  September
    30, 1999
  Pro  Forma  Consolidated  Balance  Sheet
    (unaudited) at September 30, 1999
  Notes  to Pro Forma Consolidated Balance
    Sheet  (unaudited)  at  September  30,
    1999
  Pro   Forma  Consolidated  Statement  of
    Operations  (unaudited) for  the  nine
    months ended September 30, 1999
  Notes    to   Pro   Forma   Consolidated
    Statement  of  Operations  (unaudited)
    for  the  nine months ended  September
    30, 1999
  Pro   Forma  Consolidated  Statement  of
    Operations  (unaudited) for  the  year
    ended December 31, 1998
  Notes    to   Pro   Forma   Consolidated
    Statement  of  Operations  (unaudited)
    for the year ended December 31, 1998

  Lake Walden Square:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  nine months ended  September
    30, 1999
  Notes  to  Historical Summary  of  Gross
    Income  and Direct Operating  Expenses
    (unaudited) for the nine months  ended
    September 30, 1999

  Merchants Square Shopping Center:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct  Operating Expenses
    for the year ended December 31, 1998
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  nine months ended  September
    30, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited) for the nine months  ended
    September 30, 1999

  Town Center Commons:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct  Operating  Expenses  for   the
    period  from  January 1, 1999  through
    March 31, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for  the  period from January 1,  1999
    through March 31, 1999
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  nine months ended  September
    30, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited) for the nine months  ended
    September 30, 1999

  Boynton Commons Shopping Center:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct  Operating Expenses
    for the year ended December 31, 1998
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  nine months ended  September
    30, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited) for the nine months  ended
    September 30, 1999

  Lake Olympia Square:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct  Operating  Expenses  for   the
    year ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct  Operating Expenses
    for the year ended December 31, 1998
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  nine months ended  September
    30, 1999
  Notes  to  Historical Summary  of  Gross
    Income  and Direct Operating  Expenses
    (unaudited) for the nine months  ended
    September 30, 1999

  Bridgewater Marketplace:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct  Operating  Expenses  for   the
    period  from  January 1, 1999  through
    June 30, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct  Operating Expenses
    for  the  period from January 1,  1999
    through June 30, 1999
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  nine months ended  September
    30, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited) for the nine months  ended
    September 30, 1999

  Bartow Marketplace:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct  Operating Expenses
    for the year ended December 31, 1998
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  nine months ended  September
    30, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited) for the nine months  ended
    September 30, 1999

  Countryside Shopping Center:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct  Operating Expenses
    for the year ended December 31, 1998
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  nine months ended  September
    30, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited) for the nine months  ended
    September 30, 1999

  Casselberry Commons:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct  Operating Expenses
    for the year ended December 31, 1998
  Historical  Summary of Gross Income  and
    Direct  Operating Expenses (unaudited)
    for  the  nine months ended  September
    30, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    (unaudited) for the nine months  ended
    September 30, 1999

  The  following financial statements  are
    filed   as   part   of  Post-Effective
    Amendment  No. 4 and are  included  in
    Supplement No. 12:


  Inland Retail Real Estate Trust, Inc.:

  Independent Auditors' Report
  Consolidated Financial Statements at and
    for the year ended December 31, 1999
  Notes    to    Consolidated    Financial
    Statements  at and for the year  ended
    December 31, 1999
  Pro  Forma  Consolidated  Balance  Sheet
    (unaudited) at December 31, 1999

  Notes  to Pro Forma Consolidated Balance
    Sheet (unaudited) at December 31, 1999
  Pro   Forma  Consolidated  Statement  of
    Operations  (unaudited) for  the  year
    ended December 31, 1999
  Notes    to   Pro   Forma   Consolidated
    Statement  of  Operations  (unaudited)
    for the year ended December 31, 1999

  Lake Walden Square:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998

  Merchants Square Shopping Center:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct  Operating Expenses
    for the year ended December 31, 1998

  Town Center Commons:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct  Operating  Expenses  for   the
    period  from  January 1, 1999  through
    March 31, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for  the  period from January 1,  1999
    through March 31, 1999

  Boynton Commons Shopping Center:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct  Operating Expenses
    for the year ended December 31, 1998

  Lake Olympia Square:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct  Operating  Expenses  for   the
    year ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct  Operating Expenses
    for the year ended December 31, 1998
  Bridgewater Marketplace:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct  Operating  Expenses  for   the
    period  from  January 1, 1999  through
    June 30, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct  Operating Expenses
    for  the  period from January 1,  1999
    through June 30, 1999

  Bartow Marketplace:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998

  Countryside Shopping Center:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998

  Casselberry Commons:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1998
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1998

  Conway Plaza:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1999

  Pleasant Hill Square:

  Independent Auditors' Report
  Historical  Summary of Gross Income  and
    Direct Operating Expenses for the year
    ended December 31, 1999
  Notes to the Historical Summary of Gross
    Income  and Direct Operating  Expenses
    for the year ended December 31, 1999

(b)  Exhibits

     (i)   The   following  documents are filed as part  of  this
Registration Statement:

Exhibit                        Description
No.
 1.1 Form of Dealer Manager Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Securities Corporation.
      (3)
 1.1(a)    Form of Amendment to the Dealer Management Agreement.
      1.2   Form  of Soliciting Dealers Agreement by and  between
      Inland    Securities   Corporation   and   the   Soliciting
      Dealers.(2)
      1.3   Form  of  Warrant Purchase Agreement by  and  between
      Inland   Retail   Real  Estate  Trust,  Inc.   and   Inland
      Securities Corporation. (2)
      3.1 Second Articles of Amendment and Restated Charter of Inland Retail Real Estate Trust, Inc. (4)
      3.2   Amended  and  Restated Bylaws of Inland  Retail  Real
      Estate Trust, Inc. (3)
      4.1 Form of Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership. (2)
      4.2  Specimen Certificate for the Shares. (1)
      5     Form  of  Opinion  of Brown &  Wood  LLP  as  to  the
      legality of the Shares being registered. (4)
      8     Form of Opinion of Wildman, Harrold, Allen & Dixon as
      to tax matters. (2)
      10.1  Form  of Escrow Agreement by and among Inland  Retail
      Real Estate Trust, Inc., Inland Securities Corporation and LaSalle National Bank, N.A. (4)
      10.2 Form of Advisory Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. (1)
      10.3  Form  of  Master Management Agreement, including  the form of Management Agreement for each Property by and between Inland Retail Real Estate Trust, Inc. and Inland Southeast Property Management Corp. (1)
      10.4       Form  of Property Acquisition Service  Agreement
      by and among Inland Retail Real Estate Trust, Inc., Inland Retail Real Estate Advisory Services, Inc., Inland Real Estate Corporation, Inland Real Estate Advisory Services,
      Inc., and Inland Real Estate Acquisitions, Inc. (1)
      10.5       Form of the Company's Independent Director Stock
      Option Plan. (2)
10.5(a)      Form  of  Option  Agreement  for  initial  grant  of
      options.
      10.6 Form of Indemnification Agreement by and between Inland Retail Real Estate Trust, Inc. and its directors and executive officers. (4)
      10.7 Form of Agreement dated March, 1999 between Inland Retail Real Estate Trust, Inc. and Inland Real Estate Investment Corporation relating to payment of the reasonably estimated cost to prepare and mail a notice to
      stockholders   of  any  special  meeting  of   stockholders
      requested by the stockholders. (6)
      23.1      Consent of KPMG LLP dated February 10, 1999. (5)
      23.1(a)   Consent of KPMG LLP dated August 2, 1999. (6)
      23.1(b)   Consent of KPMG LLP dated November 2, 1999. (7)
      23.1(c)   Consent of KPMG LLP dated February 2, 2000.(8)
      23.1(d)   Consent of KPMG LLP dated May 2, 2000.
      23.3  Consent  of  Wildman, Harrold, Allen  &  Dixon  dated
      February 10, 1999. (5)
      24    Power of Attorney (included on signature page to  the
      Registration Statement).
(1)   Previously   filed  with  the  initial   filing   of   this
      Registration Statement on September 28, 1998.
(2) Previously filed with Amendment No. 1 to this Registration Statement on January 7, 1999.
(3) Previously filed with Amendment No. 2 to this Registration Statement on January 28, 1999.
(4) Previously filed with Amendment No. 3 to this Registration Statement on February 9, 1999.
(5) Previously filed with Amendment No. 4 to this Registration Statement on February 10, 1999
(6) Previously filed with Post-Effective Amendment No. 1 to this Registration Statement on August 2, 1999.
(7) Previously filed with Post-Effective Amendment No. 2 to this Registration Statement on November 2, 1999.
(8) Previously filed with Post-Effective Amendment No. 3 to this Registration Statement On February 2, 2000.

Item 37.  Undertakings.

  A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
           (i)  To  include  any prospectus required  by  section
     10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   B. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any
transactions  with  the  Advisor or  its   Affiliates,   and   of
fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

    C.      The   Registrant   undertakes  to  provide   to   the
Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

   D. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

   E. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

   The  Registrant  also  undertakes  to  file,  after  the   end
of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended. The Registrant undertakes to include, in filings containing financial statements of the Company, separate audited financial statements for any Creditworthy Tenant that leases a Property owned by the Company on a Triple-Net Lease Basis if the cost of that Property to the Company represents 20% or more of the Gross Proceeds of the Offering.

   F. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    Prior    Performance   Table-Table   VI.   Acquisitions    of
Properties  by Programs.

                            TABLE VI
            ACQUISITION OF PROPERTIES BY PROGRAMS (A)
        (000's omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by real estate limited partnerships and a real estate investment trust sponsored by Inland Real Estate Investment Corporation ("IREIC") in the three years ended December 31, 1999. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by prior partnerships and a real estate investment trust sponsored by IREIC.

                              TABLE Vl-(Continued)


                   ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)
           (000's omitted, except for Number of Square Feet or Acres)

                                                               Purchase    Mortgage
                                       Number of              Price Plus   Financing              Other Cash      Total
                                         Square    Date of   Acquisition  at Date of     Cash    Expenditures  Acquisition
Property                                  Feet     Purchase      Fee       Purchase      Down    Capitalized     Cost(B)
                                                                                       Payment       (A)


Inland Real Estate Corporation:
Maple Park Place, Bolingbrook, IL        220,095    01/09/97      15,262            -    15,262          84         15,346
Lincoln Park Place, Chicago, IL           10,678    01/23/97       2,100            -     2,100        (73)          2,027
Aurora Commons, Aurora, IL               127,292    01/23/97      11,535        8,602     2,933          15         11,550
Niles Shopping Center, Niles, IL          26,117    04/11/97       3,235            -     3,235         108          3,343
Mallard  Crossing, Elk Grove  Village,    82,949    05/06/97       8,100            -     8,100        (41)          8,059
IL
Cobblers Crossing, Elgin, IL             102,643    05/06/97      10,953            -    10,953       (135)         10,818
Ameritech, Joliet, IL                      4,504    05/09/97       1,045            -     1,045          11          1,056
Dominicks-Schaumburg, Schaumburg, IL      70,300    05/29/97      10,681            -    10,681           9         10,690
Calumet Square, Calumet, IL               39,936    06/02/97       2,066            -     2,066          64          2,130
Dominicks-Highland   Park,    Highland    70,300    06/16/97      12,790            -    12,790          10         12,800
Park, IL
Sequoia Shopping Center, Milwaukee, WI    35,253    06/16/97       3,010            -     3,010         (8)          3,002
Riversquare      Shopping      Center,    58,566    06/19/97       6,100            -     6,100          88          6,188
Naperville, IL
Rivertree Court, Vernon Hills, IL        299,055    07/17/97      31,750       15,700    16,050       (167)         31,583
Shorecrest Plaza, Racine, WI              91,177    07/25/97       5,956            -     5,956        (72)          5,884
Dominicks-Glendale  Heights,  Glendale    68,923    09/30/97       8,196            -     8,196          21          8,217
Heights, IL
Party City, Oak Brook Terrace, IL         10,000    11/06/97       1,975            -     1,975           6          1,981
Eagle Country Market, Roselle, IL         42,283    11/26/97       2,900            -     2,900           8          2,908
Dominicks-Countryside, Countryside, IL    62,344    12/15/97       2,300            -     2,300           -          2,300
Terramere Plaza, Arlington Heights, IL    40,965    12/19/97       4,405            -     4,405         199          4,604
Wilson Plaza, Batavia, IL                 11,160    12/22/97       1,300            -     1,300           9          1,309
Iroquois Center, Naperville, IL          141,000    12/29/97      11,900            -    11,900         156         12,056
Fashion Square, Skokie, IL                84,771    12/30/97       9,255        6,200     3,055         202          9,457

                                                               Purchase    Mortgage
                                       Number of              Price Plus   Financing             Other Cash       Total
                                         Square    Date of   Acquisition  at Date of     Cash    Expenditure   Acquisition
Property                                  Feet     Purchase      Fee       Purchase      Down         s          Cost(B)
                                                                                       Payment   Capitalized
                                                                                                     (A)

Naper West, Naperville, IL               165,262    12/30/97      14,850            -    14,850      (103)          14,747
Woodfield Plaza, Schaumburg, IL          177,418    01/02/98      19,775            -    19,772       (95)          19,677
Shops at Cooper's Grove, Country  Club    72,518    01/08/98       5,819            -     5,819       (33)            5,786
Hills, IL
Dominicks-West Chicago, West  Chicago,    77,000    01/22/98       6,306            -     6,306          -            6,306
IL
Maple Plaza, Downers Grove, IL            31,298    01/30/98       3,186            -     3,186          -            3,186
Orland Park Retail, Orland Park, IL        8,500    02/02/98       1,257            -     1,257       (20)            1,237
Lake Park Plaza, Michigan City, IN       229,639    02/10/98      12,131            -    12,131        865           12,996
Homewood Plaza, Homewood, IL              19,000    02/23/98       1,933            -     1,933          -            1,933
Wisner/Milwaukee Plaza, Chicago, IL       14,677    02/23/98       1,912            -     1,912          -            1,912
Elmhurst City Centre, Elmhurst, IL        39,116    02/24/98       4,932            -     4,932      (404)            4,528
Shoppes at Mill Creek, Palos Park, IL    102,433    03/05/98      11,307        9,500     1,807         16           11,323
Oak Forest Commons , Oak Forest, IL      108,360    03/05/98      11,826            -    11,826        (6)           11,820
Prairie Square, Sun Prairie, WI           35,755    03/06/98       3,121            -     3,121       (22)            3,099
Downers  Grove Market, Downers  Grove,   104,449    03/25/98      17,841            -    17,841       (29)           17,812
IL
St. James Crossing, Westmont, IL          46,769    03/31/98       7,498            -     7,498       (56)            7,442
Chestnut Court, Darien, IL               170,047    03/31/98      15,995            -    15,995        125           16,120
Bergen Plaza, Oakdale, MN                270,610    04/16/98      17,047            -    17,047         27           17,074
High Point Centre, Madison, WI            86,476    04/24/98      10,262            -    10,262       (14)           10,248
Western-Howard Plaza, Chicago, IL         12,748    04/30/98       1,963            -     1,963          -            1,963
Wauconda Shopping Center, Wauconda, IL    31,357    05/05/98       2,522            -     2,522          -            2,522
Berwyn Plaza, Berwyn, IL                  18,138    05/15/98       1,848            -     1,848          -            1,848
Woodland Heights, Streamwood, IL         120,850    06/05/98       9,628            -     9,628       (99)            9,529
Walgreens-Woodstock, Woodstock, IL        15,856    06/23/98       1,170            -     1,170          -            1,170
Schaumburg Plaza, Schaumburg, IL          61,485    06/30/98       7,011        3,924     3,087       (37)            6,974
Winnetka Commons, New Hope, MN            42,381    07/01/98       4,455            -     4,455          -            4,455
Eastgate Shopping Center, Lombard, IL    132,519    07/07/98       6,822            -     6,822       (23)            6,799
Fairview   Heights   Plaza,   Fairview   167,491    08/24/98      11,265            -    11,265          -           11,265
Heights, IL



                                                          Purchase   Mortgage
                                     Number of           Price Plus  Financing             Other Cash    Total
                                      Square    Date of  Acquisitio at Date of    Cash    Expenditure  Acquisiti
Property                               Feet     Purchas    n Fee     Purchase     Down         s           on
                                                   e                             Payment  Capitalized   Cost(B)
                                                                                              (A)

Orland Greens, Orland Park, IL          45,031  09/17/9      5,123           -      5,123          -        5,123
                                                      8
Bakers Shoes, Chicago, IL               20,000  09/25/9        987           -        987          -          987
                                                      8
Two Rivers Plaza, Bolingbrook, IL       57,900  10/01/9      6,811           -      6,811          -        6,811
                                                      8
Woodfield Commons, Schaumburg, IL      207,106  10/08/9     26,683           -     26,683       (92)       26,591
                                                      8
Edinburgh Festival Center,  Brooklyn    91,613  10/14/9      8,839       6,070      2,769        (8)        8,831
Park, MN                                              8
Joliet Commons, Joliet, IL             159,184  10/30/9     19,769      14,588      5,181       (15)       19,754
                                                      8
Springboro Plaza, Springboro, OH       154,034  11/12/9      9,308           -      9,308          -        9,308
                                                      8
Riverplace Centre, Noblesville, IN      74,414  11/12/9      6,078           -      6,078          -        6,078
                                                      8
Rose Plaza, Elmwood Park IL             24,204  11/16/9      2,758           -      2,758          -        2,758
                                                      8
Marketplace at Six Corners, Chicago,   117,000  11/30/9     19,022           -     19,022          -       19,022
IL                                                    8
Carmax-Schaumburg, Schaumburg, IL       93,333  12/02/9     20,602           -     20,602          -       20,602
                                                      8
Carmax-Tinley Park, Tinley Park, IL     94,518  12/02/9     18,901           -     18,901          -       18,901
                                                      8
Staples Office Supply, Freeport, IL     24,049  12/02/9      2,694           -      2,694          -        2,694
                                                      8
Park Center Plaza, Tinley Park, IL     193,179  12/04/9     14,973           -     14,973          -       14,973
                                                      8
Hollywood Video-Hammond, Hammond, IN     7,488  12/18/9      1,351           -      1,351          -        1,351
                                                      8
Circuit City, Traverse City, MI         21,337  01/20/9      2,900           -      2,900          2        2,902
                                                      9
Cub Foods, Plymouth, MN                 67,510  03/09/9      5,465           -      5,465          3        5,468
                                                      9
Cub Foods, Indianapolis, IN             67,541  03/09/9      5,735           -      5,735          8        5,743
                                                      9
Eagle Ridge Center, Lindenhurst, IL     56,142  04/13/9      6,007           -      6,007          5        6,012
                                                      9
Dominick's, Hammond, IN                 71,313  05/10/9      8,847           -      8,847          4        8,851
                                                      9
Eagle Foods, Buffalo Grove, IL          56,795  06/03/9      7,347           -      7,347          4        7,351
                                                      9
United Audio Center, Schaumburg, IL      9,988  09/13/9      2,483           -      2,483          5        2,488
                                                      9
Bally's Total Fitness, St. Paul, MN     43,000  09/10/9      6,291           -      6,291      (381)        5,910
                                                      9
Plymouth Collection, Plymouth, MN       40,815  01/06/9      6,626           -      6,626          1        6,627
                                                      9
Loehmann's Plaza, Brookfield, WI       107,952  02/01/9     13,565           -     13,565       (11)       13,554
                                                      9
Baytowne Square, Champaign, IL         118,842  02/08/9     12,655           -     12,655       (47)       12,608
                                                      9
Gateway Square, Hinsdale, IL            40,150  03/17/9      6,940           -      6,940         64        7,004
                                                      9
Oak  Forest  Commons  Ph.  III,  Oak     7,400  06/15/9      1,105           -      1,105          7        1,112
Forest, IL                                            9
Oak Lawn Town Center, Oak Lawn, IL      12,506  06/29/9      2,400           -      2,400         18        2,418
                                                      9
West River Crossing, Joliet, IL         32,452  08/03/9      5,613           -      5,613       (52)        5,561
                                                      9
Hickory      Creek      Marketplace,    35,251  08/04/9      6,217           -      6,217       (88)        6,129
Frankfort, IL                                         9
                                                          Purchase   Mortgage
                                     Number of           Price Plus  Financing             Other Cash    Total
                                      Square    Date of  Acquisitio at Date of    Cash    Expenditure  Acquisiti
Property                               Feet     Purchas    n Fee     Purchase     Down         s           on
                                                   e                             Payment  Capitalized   Cost(B)
                                                                                              (A)

Burnsville Crossing, Burnsville, MN     91,915  09/10/9      6,703           -      6,703         26        6,729
                                                      9
Byerly's Burnsville, Burnsville, MN     76,556  09/10/9      5,832           -      5,832         20        5,852
                                                      9
Cliff Lake Center, Eagan, MN            74,215  09/10/9      5,553        5,134       419         21        5,574
                                                      9
Park Place Plaza, St. Louis Park, MN    89,064  09/10/9     12,816           -     12,816         15       12,831
                                                      9
Maple Grove Retail, Maple Grove, MN     79,130  09/10/9      7,916           -      7,916         15        7,931
                                                      9
Shingle Creek, Brooklyn Center, MN      40,131  09/10/9      3,470           -      3,470         20        3,490
                                                      9
Rose  Naper  Plaza West, Naperville,    14,335  09/16/9      2,764           -      2,764         16        2,780
IL                                                    9
Schaumburg Promenade, Schaumburg, IL    91,825  12/17/9     19,300           -     19,300       (41)       19,259
                                                      9
Woodland Commons, Buffalo Grove, IL    170,033  02/08/9     20,037       10,735     9,302        989       21,026
                                                      9
Randall Square, Geneva, IL             217,566  05/21/9     30,123           -     30,123          3       30,126
                                                      9
Riverdale Commons, Coon Rapids, MN     168,275  09/10/9     19,506           -     19,506       (49)       19,457
                                                      9
Quarry Retail, Minneapolis, MN         290,622  09/10/9     31,341           -     31,341         21       31,362
                                                      9
Pine Tree Plaza, Janesville, WI        187,292  10/18/9     18,490           -     18,490          8       18,498
                                                      9

Total                                 7,805,46            $828,442      $80,453  $747,989     $1,077     $829,510
                                             9

Inland  Retail  Real  Estate  Trust,
Inc.:
Countryside, Naples, FL                 73,965  10/26/9      8,596        6,727     1,869          7        8,603
                                                      9
Lake Olympia Square, Ocoee, FL          85,776  09/01/9      9,874        5,897     3,977       (36)        9,838
                                                      9
Lake Walden, Plant City, FL            262,491  05/03/9     14,556       10,144     4,412         26       14,582
                                                      9
Merchants Square, Zephyrhills, FL       74,849  06/04/9      5,742        4,291     1,451         13        5,755
                                                      9
Boynton Commons, Boynton Beach, FL     210,552  07/27/9     30,502       22,878     7,624       (45)       30,457
                                                      9
Town Center Commons, Kennesaw, GA       72,108  07/01/9      9,645        7,283     2,362         25        9,670
                                                      9
Casselberry Commons, Casselberry, FL   227,664  12/30/9     17,894       13,942     3,952         17       17,911
                                                      9
Bridgewater Marketplace, Orlando, FL    58,050  09/07/9      6,005        4,779     1,226          0        6,005
                                                      9
Bartow Marketplace, Cartersville, GA   375,067  09/30/9     24,406       18,375     6,031          0       24,406
                                                      9

Total                                 1,440,52            $127,220      $94,316   $32,904         $7     $127,227
                                             2



 TABLE Vl-(Continued) ACQUISITION OF PROPERTIES BY PROGRAMSNOTES
                           TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are
capitalized   and   paid   or   to   be  paid   from   the   proceeds   of   the
offering. As part of several purchases, Inland Real Estate Corporation receives rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received,
they   are   recorded   as   a  reduction  in  the   purchase   price   of   the
properties    and   have   been   netted   against   other   cash   expenditures
capitalized.

(B)    "Total   Acquisition   Cost"   is   the   sum   of   columns    captioned
"Purchase     Price     Plus     Acquisition    Fee"     and     "Other     Cash
Expenditures Capitalized."
                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 5 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 8th day of May, 2000.



                              INLAND      RETAIL     REAL     ESTATE      TRUST,
                              INC.


                              By:
                                   Chairman       and      Chief       Executive
                                   Officer
                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roberta S. Matlin and Samuel A. Orticelli and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant   to   the   requirements  of  the   Securities   Act   of   1933,
as   amended,   this   Registration   Statement   has   been   signed   by   the
following persons in the capacities and on the dates indicated.